                                                                    Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email: investor_relations@nuco2.com
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FOR IMMEDIATE RELEASE                 CONTACTS: MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

                 NUCO2 INC. ANNOUNCES NEW STRATEGIC GROWTH PLAN
                                      ----
 FOCUS SHIFTS TO MODEL THAT WILL ENHANCE MARGINS, PROFITABILITY, CASH FLOW AND RETURNS

STUART, FLORIDA, January 9, 2007 - NuCO2 Inc. (NASDAQ: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, has adopted a new strategic growth plan designed to enhance shareholder value, achieve improved operating margins and profitability, reduce capital needs, heighten free cash flow and improve returns, it was announced today by Michael E. DeDomenico, Chairman and CEO.

         "Our decision to take this important action results from our assessment of the relative attractiveness of new business associated with each of our key market segments and the sales acquisition cost of new contracts. Over the past two years, we have implemented an expanded sales program targeting a broad base of customers. While we have been able to upgrade our personnel and processes, it has become increasingly clear that our individual customer profitability, along with the run-rate cost to win new business, can both be improved by a more selective approach to individual customer opportunities and market segments.
More specifically, our selection of new business will center on higher volume users, preferred supplier relationships, and the most efficient unit sales costs. The smaller to moderate size customer opportunities, primarily in the high pressure cylinder segment, will selectively remain an important part of our long-term growth plan based on contribution to account density and unit sales cost. In taking a more targeted approach to new business, we will emphasize greater levels of new restaurant store openings and winning increased business from existing bulk CO2 customers currently served by competitors, while reducing sales and marketing expenses," said Mr. DeDomenico.

         "The plan we are outlining today is the result of an intensive evaluation of our Company's business aimed at how best to utilize our resources, maintain a strong growth rate, and maximize value for our shareholders," added
Mr. DeDomenico. "The plan centers around a modified organic growth strategy which enables the Company to more selectively grow its customer base at better returns and lower overall investment. Our commitment to return on investment and growth of after tax cash flow remains central to our goal of building shareholder value. The effect of this plan for the balance of our fiscal year ending June 30 will involve transition costs and result in our lowering of previously targeted new customer activations, revenues and income along with lower capital expenditures and higher free cash flow. We expect that material benefits from this new strategic plan will begin to be realized by the quarter ending June 30 and even more significantly in fiscal 2008."

         "The anticipated results from our new strategic growth plan reflect the strength and opportunity of our business model," continued Mr. DeDomenico. "We believe the goals we are outlining under this new strategy are achievable, and reflect our core objective to enhance shareholder value in a highly manageable fashion, which we strongly believe the new plan will accomplish. What will not change, however, is the high level of dedicated 24/7 service we provide to current and future customers and the beverage quality grade of CO2, which has enabled NuCO2 to achieve a brand standard that we believe is unmatched in our industry."

         The effect of the Company's new growth model is expected to result in:

     o   Account acquisitions remain an important part of the Company's growth program, but whose timing is difficult to predict, and will not be included in projecting customer activations or forecasting financial results. Based on this new methodology, we anticipate adding approximately 10,000 new customer locations, before attrition, in each of fiscal 2007 and 2008.

     o   Fiscal 2007 revenues of $130 - $132 million, with EBITDA (earnings before interest, taxes, depreciation and amortization), and excluding stock option expense, of $42 - $43 million. Fiscal 2008 revenues are expected to increase by approximately 7% - 8% with EBITDA growth of 15%
         - 16%.

     o   The Company currently estimates fully-diluted earnings for fiscal 2007 to be $0.50 to $0.55 per share versus the previous estimate of $0.80 to
         $0.85 per share. For fiscal 2008, the Company is providing preliminary
         EPS guidance of $0.85 to $0.90 per share.

     o   Cash earnings per share are expected to approximate $1.15 - $1.20 in fiscal 2007, increasing to $1.65 - $1.70 in fiscal 2008.

     o   The Company estimates free cash flow of $12 - $15 million for fiscal
         2007 and $23 - $26 million for fiscal 2008 in excess of our operating and capital spending needs.

         The new strategic plan encompasses the following:

     o   A customer sales program with greater focus on new restaurant openings, which have been an increasing source of recent sales gains. This effort should benefit from the Company's embedded Master Service Agreements with major chains, where NuCO2 is named as the preferred supplier to franchisees, as well as NuCO2's strong brand position as the only national supplier of beverage-grade CO2 and 24/7 service.

     o   A continued strong emphasis on superior service and supply coupled with beverage grade CO2 and 24/7 service which enhances the Company's ability to win existing bulk CO2 business. Sales programs to convert high pressure cylinder users to the bulk CO2 system will be more selective and concentrated on chains where the Company has a preferred supplier relationship.

     o   A new, realigned sales structure including both commissioned agents and salaried Territory Sales Managers with a focus on driving more profitable revenue growth in priority markets. This initiative, which includes a higher mix of variable compensation and an approximate 30%
         reduction in current TSM staffing will lower fixed costs and reduce our sales cost per activation.

         Mr. DeDomenico also announced that Jack Wilson, Executive Vice
President and Chief Customer Officer, will be leaving the Company. Randy Gold, currently Senior Vice President, National Accounts, will assume Mr. Wilson's responsibilities in addition to continuing his present duties. "Randy brings to this role an extensive knowledge of the foodservice industry and his proven leadership of many important Company growth initiatives. Jack Wilson has contributed measurably to NuCO2, and we are very appreciative. He has our best wishes," said Mr. DeDomenico.

ABOUT NUCO2

         NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the
Continental U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at www.nuco2.com.

CONFERENCE CALL

         A conference call to discuss matters contained in this press release will be held tomorrow at 8:30 a.m. Eastern Time. It can be accessed over the
Internet via NuCO2's website at WWW.NUCO2.COM. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on NuCO2's website shortly after the call.

         STATEMENTS CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS,
GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM
PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE
RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE
COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

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